Exhibit 4.1

Certificate Number [ ] MoneyHero Limited INCORPORATED IN THE CAYMAN ISLANDS UNDER THE COMPANIES ACT (AS AMENDED OR REVISED FROM TIME TO TIME) THE AUTHORISED CAPITAL OF THE COMPANY IS USD50,000.00 DIVIDED INTO 440,000,000 CLASS A ORDINARY SHARES OF PAR VALUE USD0.0001 EACH AND 50,000,000 CLASS B ORDINARY SHARES OF PAR VALUE USD0.0001 EACH AND 10,000,000 CONVERTIBLE PREFERENCE SHARES OF PAR VALUE USD0.0001 EACH Number of Shares [ ] THIS CERTIFIES THAT OF [Name of Shareholder] [Address of Shareholder] IS THE OWNER OF [ ] fully paid ORDINARY shares of USD0.0001 each IN THE COMPANY MoneyHero Limited (the "Company") transferable on the books of the Company by the holder hereof in person or by a duly authorised attorney upon surrender of this certificate to the Company. This certificate and the shares represented are issued and shall be held subject to the provisions of the Memorandum and Articles of Association of the Company. EXECUTED on behalf of the Company this ______________day of _______________________________ Director